UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 1, 2006

Date of Report

(Date of earliest event reported)

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

(Exact name of registrant as specified in charter)

Virginia	001-32709	54-0283385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6610 West Broad Street, Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-29(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2006, Genworth Life and Annuity Insurance Company (“GLAIC”) entered into an Agreement and Plan of Merger (“FHL Merger Agreement”) with Federal Home Life Insurance Company (“FHL”) pursuant to which FHL will merge with and into GLAIC. Also on December 1, 2006, GLAIC entered into an Agreement and Plan of Merger (“FCL Merger Agreement”) with First Colony Life Insurance (“FCL”) pursuant to which FCL will merge with and into GLAIC. GLAIC will be the surviving entity of the mergers. The effective date of the FHL Merger Agreement and FCL Merger Agreement is January 1, 2007.

This Current Report on Form 8-K should be read in conjunction with the Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 7, 2006, August 11, 2006 and November 9, 2006.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of December 1, 2006, between Genworth Life and Annuity Insurance Company and Federal Home Life Insurance Company

2.2	Agreement and Plan of Merger, dated as of December 1, 2006, between Genworth Life and Annuity Insurance Company and First Colony Life Insurance Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

	By:	/s/ Pamela S. Schutz
Date: December 7, 2006		Pamela S. Schutz
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of December 1, 2006, between Genworth Life and Annuity Insurance Company and Federal Home Life Insurance Company

2.2	Agreement and Plan of Merger, dated as of December 1, 2006, between Genworth Life and Annuity Insurance Company and First Colony Life Insurance Company